Exhibit 15(a).3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Nos. 333-100030, 333-13938, 333-8420 and 333-5174 on Form S-8 of our report dated June 24, 2005, except for the "Reclassifications" paragraph of Note 1, as to which the date is May 30, 2006, relating to the consolidated financial statements of Dassault Systèmes, appearing in this Annual Report on Form 20-F of Dassault Systèmes for the year ended December 31, 2006.

Paris, France

May 25, 2007

/s/ Ernst & Young Audit
Represented by
Jean-Marc MONTSERRAT